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                                                                       EXHIBIT A

                             JOINT FILING AGREEMENT

         Each of the undersigned persons hereby agrees and consents to this joint filing of Schedule 13G on their behalf pursuant to Section 13(d) and (g) of the Securities Exchange Act of 1934, as amended, and the rules promulgated thereunder. Each of these persons is not responsible for the completeness or accuracy of the information concerning the other persons making this filing, unless such person knows or has reason to believe that such information is inaccurate.

Dated:    February 12, 2001
                                        THE TORONTO-DOMINION BANK


                                        By:    /s/ Christopher A. Montague
                                        Name:  Christopher A. Montague
                                        Title: Executive Vice President, General
                                               Counsel and Secretary



                                        TD WATERHOUSE HOLDINGS, INC.


                                        By:    /s/ Richard H. Neiman
                                        Name:  Richard H. Neiman
                                        Title: Executive Vice President, General
                                               Counsel and Secretary



                                        TD SECURITIES INC./VALEURS MOBILIERES TD
                                         INC.


                                        By:    /s/ Christopher A. Montague
                                        Name:  Christopher A. Montague
                                        Title: Director